CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into as of May 15, 2002, at Fayetteville, Washington County, Arkansas, by and between SOUTHWESTERN ENERGY COMPANY, an Arkansas business corporation, designated herein as SWEN, and CHARLES E. SCHARLAU, designated herein as Scharlau.

W  I  T  N  E  S  S  E  T  H:

     A.     PARTIES:

     1.     SOUTHWESTERN ENERGY COMPANY (“SWEN”) is an Arkansas business corporation with its principal office being situated in Houston, Harris County, Texas, and it is the parent company of the following wholly-owned subsidiary corporations (“Subsidiaries”):

(a) Arkansas Western Gas Company. Arkansas Western Gas Company (“AWG”) is an Arkansas business corporation with its home office being situated in Fayetteville, Washington County, Arkansas, and it is a natural gas distribution public utility in the State of Arkansas;

(b) SEECO, Inc. SEECO, Inc. (“SEECO”) is an Arkansas business corporation with its home office situated in Fayetteville, Washington County, Arkansas, and it is engaged in the natural gas exploration, development and production business in the State of Arkansas;

(c) Southwestern Energy Production Company. Southwestern Energy Production Company (“SEPCO”) is an Arkansas business corporation with its home office situated in Houston, Harris County, Texas, and it is engaged in the oil and gas exploration, development and production business in the States of Arkansas, Oklahoma, Texas, Louisiana and other areas in the United States and in the Gulf of Mexico; and

(d) AW Realty Company. AW Realty Company (“AWR”) is an Arkansas business corporation with its home office situated in Fayetteville, Washington County, Arkansas, and it is engaged in real estate development and sales and owning and operating rental properties in Arkansas.

     2.     Charles E. Scharlau. Charles E. Scharlau (“Scharlau”) is a natural person, he is now and since June of 1951, he has been a licensed attorney at law in the State of Arkansas; and he first became an employee of AWG in 1951, and he served the organization as the head of the legal department until 1968, when he became the President and the Chief Executive Officer of the organization. In addition, he is now and at all times since 1968 he has been a member of and the Chairman of the Board of Directors.

     B.     RECITALS.

     1.     SWEN, as the parent corporation of all the Subsidiaries, is engaged in the business of oil and gas exploration and development; the sale and distribution of oil and gas; the natural gas public utility business; the real estate development business; and the ownership of real estate for sale and rental, all for the production of income.

     2.     Scharlau is a regularly licensed attorney in the State of Arkansas, and is an experienced corporate executive in the field of oil and gas exploration and development, the sale and distribution of oil and gas, the natural gas utility distribution business, the development and sale of real property and the ownership and operation of rental real estate.

     3.     SWEN wishes to be assured of the consulting services of Scharlau, particularly with reference to the operation of the businesses now conducted by SWEN and the Subsidiaries as specified above and in the areas indicated.

     4.     The purposes of this Agreement are:

(a) To provide for the engagement of Scharlau as a business consultant and advisor to SWEN and its Subsidiaries;

(b) To secure for SWEN and all of its Subsidiaries the advisory and consulting services of Scharlau (the “Services”) and to provide for the payment of compensation to Scharlau for the Services to be rendered directly to SWEN and the Subsidiaries and any other entities that are now owned or which may be owned by SWEN and/or the Subsidiaries in the future; and

(c) To assure that Scharlau shall not compete with SWEN and/or any of its Subsidiaries in any undertaking of any advisory and consulting services in the area of the operations of SWEN and the Subsidiaries during the term hereof and for two (2) years after the expiration of this Agreement.

     C.     AGREEMENT. FOR AND IN CONSIDERATION of the foregoing recitals and of the mutual and interdependent promises contained herein, SWEN hereby engages Scharlau as an independent consultant and Scharlau accepts such engagement, in accordance with the terms set forth herein:

1. Term. This Agreement shall commence with SWEN’s Annual Meeting in 2002 and, subject to the other provisions hereof, shall continue in full force and effect until SWEN’s Annual Meeting in 2005 (the “Term”). This Agreement may be extended beyond the initial Term by the mutual agreement of SWEN and Scharlau. Any such extension of the initial Term shall be executed no later than thirty (30) days prior to the expiration of the initial Term. During the Term of this Agreement, Scharlau shall perform such Services to SWEN and represent SWEN in such manner as may be reasonably requested by the Chief Executive Officer or the Board of Directors of SWEN.

2. Compensation. As compensation for the Services, SWEN shall pay to Scharlau the sum of $5,000 per year (the “Consulting Fee”). The Consulting Fee for the first year of the Term shall be paid to Scharlau no later than June 1, 2002. The Consulting Fee for the second year of the Term shall be paid on the date of SWEN’s Annual Meeting in 2003 and the Consulting Fee for the third year of the Term shall be paid on the date of SWEN’s Annual Meeting in 2004.

3. Expenses. Scharlau shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Scharlau in connection with the provision of Services hereunder. Reimbursement shall be made in accordance with the Company’s policies and procedures for reimbursing third party consultants.

4. Meetings, Conventions and Seminars. Scharlau is encouraged and is expected to attend seminars, professional meetings and conventions, and educational courses. The cost of travel, tuition or registration, food and lodging for attending those activities will be paid by SWEN. Other costs are Scharlau’s expense, unless SWEN authorizes those costs. If those other costs are authorized expenses, Scharlau will be reimbursed after satisfying SWEN’s policies and procedures for such reimbursement (which may include a requirement that Scharlau submit an itemized expense voucher).

5. Promotional Expenses. Scharlau is encouraged and is expected, from time to time, to incur reasonable expenses for promoting SWEN’s business. Such promotional expenses include travel, entertainment, professional advancement and community service expenses. Scharlau agrees to bear those expenses except to the extent that those expenses are incurred at SWEN’s specific direction or those expenses are specifically authorized by SWEN as expenses that SWEN may pay directly or indirectly through reimbursement to Scharlau.

6. Outside Activities. During the Term of this Agreement, Scharlau may (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions; (iii) manage personal investments and (iv) engage as an attorney, consultant, advisor or investor in any business enterprise, provided that (i) there is no conflict of interest with SWEN as outlined in Section 7 below and (ii) such activities do not significantly interfere with the performance of Scharlau’s Services to SWEN. To the extent that any such activities have been conducted by Scharlau before the execution date of this Agreement, such prior conduct of activities and any subsequent conduct of activities similar in nature and scope may not be deemed to interfere with the performance of Scharlau’s Services to SWEN.

7. Non-Compete Agreement. For a period of two (2) years from and after the date of the termination of this Agreement, Scharlau agrees that he will not, without the prior consent of SWEN and the Subsidiaries, either directly or indirectly, (i) be engaged as chief operating officer, manager, employee or director of, or agent, consultant or business advisor for, or (ii) own a substantial ownership interest in, any incorporated or unincorporated oil and gas exploration, production and sales entity in the geographical area of SWEN’s and the Subsidiaries’ area of operation. SWEN agrees that it will not unreasonably withhold its consent to Scharlau acting as attorney, advisor or consultant to any such entity if there is no conflict of interest with SWEN.

8. Non-Assignability. Neither this Agreement nor any rights hereunder shall be assignable by either party.

9. Inurement. Except as provided in Section 8 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their executors, administrators heirs-at-law, successors and assigns.

10. Independent Contractor. The parties agree that the Services to be rendered by Scharlau are as an independent contractor and not as an employee, partner or agent of SWEN or its Subsidiaries.

11. Complete Agreement. This Agreement contains all the agreements, conditions and understandings between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements (whether oral or written). No amendments to this Agreement shall be effective or binding on any party unless the same shall be in writing and signed by all parties.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, excluding any choice of law rules which may direct the application of the laws of another jurisdiction. In the event that any portion of the Services provided to SWEN by Scharlau constitute “Lobbying” under Arkansas law, Scharlau shall comply with all rules and regulations that are applicable to “Lobbyists” under Arkansas law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in original triplicates on the date first hereinabove written.

SOUTHWESTERN ENERGY COMPANY; ARKANSAS WESTERN GAS COMPANY; SEECO, INC.; SOUTHWESTERN ENERGY PRODUCTION COMPANY; AND AW REALTY COMPANY

	By:	Compensation Committee of the Board of Directors
ATTEST:
/s/ Robert L. Howard
Robert L. Howard

/s/ Mark K. Boling		/s/ Kenneth R. Mourton
Mark K. Boling, Secretary		Kenneth R. Mourton

/s/ John Paul Hammerschmidt
John Paul Hammerschmidt

EMPLOYEE:

/s/ Charles E. Scharlau Charles E. Scharlau

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